UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2013

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

CNB Financial Corporation (the “Corporation”) is filing this Current Report on Form 8-K/A (this “Amendment”) as Amendment No. 1 to its Current Report on Form 8-K (the “Original Report”) filed with the Securities and Exchange Commission on May 15, 2013 to add additional information required to be disclosed pursuant to Item 5.02(d) of Form 8-K to the disclosure contained in the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Original Report, on May 14, 2013, the Corporation announced the appointment as of May 14, 2013 of Nick Scott, Jr., Vice President/Owner of Scott Enterprises of Erie, PA, to the Corporation’s Board of Directors, to the Board of CNB Bank, and to the Board of ERIEBANK. Mr. Scott began his board responsibilities at the May 14, 2013 board meetings of the Corporation and CNB Bank.

Mr. Scott will serve on the Loan Committee of the Board of Directors of the Corporation.

Mr. Scott will be compensated as a non-employee director of the Corporation in accordance with the compensation policies described in the Corporation’s proxy statement for the Corporation’s 2013 annual meeting of shareholders.

There were no arrangements or understandings between Mr. Scott and any other person pursuant to which he was selected as a director. Additionally, there has been no transaction nor are there any proposed transactions between the Corporation, CNB Bank and Mr. Scott that would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Corporation’s press release announcing the appointment of Mr. Scott is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press release of CNB Bank dated May 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: May 17, 2013	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press release of CNB Bank dated May 14, 2013